Pacific State Bancorp Report Names Justin R. Garner as Chief Financial Officer

Stockton, California –January 7, 2009

Pacific State Bancorp (NASDAQ Global Market/PSBC), the parent company of Pacific State Bank, today reported the naming of Mr. Justin R. Garner as the Chief Financial Officer effective Thursday, December 18, 2008.  Mr. Garner began his career in banking 7 years ago.  He has worked primarily in the accounting and finance function of financial institutions, progressively taking on additional responsibilities.  Mr. Garner has earned a Bachelors degree in Business Finance and a Masters degree in Business Administration from California State University, Stanislaus.  Mr. Garner is also a Certified Public Accountant, licensed in California.

Mr. Garner began working for Pacific State Bancorp in January of 2008 as Vice President and Controller. After the death of the Company's previous Chief Financial Officer, JoAnne Roberts, the Company named Mr. Garner as Interim Chief Financial Officer in September of 2008. "Mr. Garner has demonstrated the leadership, ability and knowledge to effectively serve Pacific State Bancorp as the Chief Financial Officer. I look forward to working with Mr. Garner in leading this Company through these challenging economic times" stated Mr. Simas, President of Pacific State Bank.